BRITISH COLUMBIA
BC Registry Services

Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: July 25, 2025 12:01 AM Pacific Time

Incorporation Number: **C1190280**

Recognition Date and Time: Continued into British Columbia on December 14, 2018 12:15 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

ZENATECH, INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
PO BOX 49290
1000 - 595 BURRARD STREET
VANCOUVER BC V7X 1S8
CANADA

Delivery Address:
1000 - 595 BURRARD STREET
VANCOUVER BC V7X 1S8
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
PO BOX 49290
1000 - 595 BURRARD STREET
VANCOUVER BC V7X 1S8
CANADA

Delivery Address:
1000 - 595 BURRARD STREET
VANCOUVER BC V7X 1S8
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Passley, Craig

Mailing Address:	Delivery Address:
365 SHADOW CREEK DRIVE VERNON HILLS IL 60061 UNITED STATES	365 SHADOW CREEK DRIVE VERNON HILLS IL 60061 UNITED STATES

Last Name, First Name, Middle Name:
Burns, Tom

Mailing Address:	Delivery Address:
724 CONCORD LN LOMBARD IL 60148 UNITED STATES	724 CONCORD LN LOMBARD IL 60148 UNITED STATES

Last Name, First Name, Middle Name:
Sherman, James A.

Mailing Address:	Delivery Address:
237 VAUGHN ROAD AURORA IL 60502 UNITED STATES	237 VAUGHN ROAD AURORA IL 60502 UNITED STATES

Last Name, First Name, Middle Name:
Brown, Neville Anthony

Mailing Address:	Delivery Address:
12639 MERITAGE CT HUNTLEY IL 60142 UNITED STATES	12639 MERITAGE CT HUNTLEY IL 60142 UNITED STATES

Last Name, First Name, Middle Name:
Piekos, Paul

Mailing Address:	Delivery Address:
2307 LUCENT LN NAPERVILLE IL 60563 UNITED STATES	1533 N. VEST DRIVE NAPERVILLE IL 60563 UNITED STATES

Last Name, First Name, Middle Name:
Rattray, Yvonne V.

Mailing Address:	Delivery Address:
1107 BERKSHIRE LANE BARRINGTON IL 60010 UNITED STATES	1107 BERKSHIRE LANE BARRINGTON IL 60010 UNITED STATES

Last Name, First Name, Middle Name:
Passley, Shaun

Mailing Address:	**Delivery Address:**
75 QUEEN WHARF RD, UNIT 3515 TORONTO ON M5V 0J8 CANADA	75 QUEEN WHARF RD, UNIT 3515 TORONTO ON M5V 0J8 CANADA

RESOLUTION DATES:

Date(s) of Resolution(s) or Court Order(s) attaching or altering Special Rights and Restrictions attached to a class or a series of shares:

January 23, 2019

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Subordinate Voting Shares	With a Par Value of 0.01 Canadian Dollar(s) each Without Special Rights or Restrictions attached
2.	23,000,000	Super Voting Shares	With a Par Value of 0.01 Canadian Dollar(s) each With Special Rights or Restrictions attached
3.	100,000,000	Preferred Shares	With a Par Value of 0.01 Canadian Dollar(s) each With Special Rights or Restrictions attached